For the fiscal year ended (a) 12/31/98
File number (c) 811-2896

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Grey Wolf Inc.

2.   Date of Purchase
       5/5/98

3.   Number of Securities Purchased
       41,000

4.   Dollar Amount of Purchase
       $4,100,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       DLJ, Lehman, PSI

7.   Other Members of the Underwriting Syndicate

       Donaldson, Lufkin & Jenrette
       Bear, Stearns, & Co. Inc.
       Prudential Securities Incorporated

For the fiscal year ended (a) 12/31/98
File number (c) 811-2896

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Aai.Fostergrant

2.   Date of Purchase
       7/16/98

3.   Number of Securities Purchased
       37,000

4.   Dollar Amount of Purchase
       $3,700,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Nations Bank Montgomery Securities

7.   Other Members of the Underwriting Syndicate

       Nations Bank Montgomery Securities LLC
       Prudential Securities
  BancBoston Securities Inc.
For the fiscal year ended (a) 12/31/98
File number (c) 811-2896

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       Mail Well Corp

2.   Date of Purchase
       12/11/98

3.   Number of Securities Purchased
       80,000

4.   Dollar Amount of Purchase
       $8,000,000

5.   Price Per Unit
       $100.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       DLJ

7.   Other Members of the Underwriting Syndicate

       Donaldson Lufkin & Jenrette
       Prudential Securities Incorporated
       Bear, Stearns & Co. Inc.
       Hanifen, Imhoff Inc.